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                                  EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2005, (except for Note 5 for which date is February 9, 2005) relating to the financial statements of Ace Marketing & Promotions, Inc., and incorporated by reference from the Registration Statement on Form 10-SB, as amended, of Ace Marketing & Promotions, Inc. for the year ended December 31, 2004.


/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
Melville, New York
April 19, 2005